UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, on June 15, 2018, at the annual meeting of stockholders (the “2018 Annual Meeting”) of Match Group, Inc. (hereinafter referred to as “Match Group” or the “Company”), the Company’s stockholders approved an amendment to the Match Group, Inc. 2017 Stock and Annual Incentive Plan (the “2017 Plan”) to increase the number of shares of Match Group common stock available under the 2017 Plan by one million shares (the "Plan Amendment").
A summary of the terms of the Plan Amendment is set forth under Proposal 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2018. That summary of the Plan Amendment is qualified in its entirety by reference to the 2017 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The version of the 2017 Plan included as Exhibit 10.1 incorporates all amendments to the 2017 Plan through the date of this Current Report on Form 8-K, including the Plan Amendment, and is referred to as the Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 15, 2018, the 2018 Annual Meeting of Match Group was held. Stockholders present in person or by proxy, representing 54,276,616 shares of Match Group common stock (entitled to one vote per share) and 209,919,402 shares of Match Group Class B common stock (entitled to ten votes per share), voted on the following matters:
1.    Election of Directors—stockholders elected the following eleven directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Stockholders eligible to vote voted as follows:

	Number of Votes Cast in Favor	Number of Votes for Which Authority was Withheld
Gregory R. Blatt	2,125,539,708	17,291,869
Amanda W. Ginsberg	2,126,713,083	16,118,494
Joseph Levin	2,121,561,526	21,270,051
Ann L. McDaniel	2,142,367,588	463,989
Thomas J. McInerney	2,139,942,045	2,889,532
Glenn H. Schiffman	2,125,635,070	17,196,507
Pamela S. Seymon	2,142,363,412	468,165
Alan G. Spoon	2,138,758,373	4,073,204
Mark Stein	2,125,631,922	17,199,655
Gregg Winiarski	2,125,635,557	17,196,020
Sam Yagan	2,125,175,445	17,656,132
In addition to the votes cast and withheld for each director nominee described above, there were 10,639,059 broker non-votes with respect to each director nominee.

2.    The 2017 Stock and Incentive Plan Amendment Proposal—stockholders approved an amendment to the Match Group, Inc. 2017 Stock and Annual Incentive Plan to increase the number of shares of Match Group common stock available under the Plan by one million shares. Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
2,122,124,419	20,681,514	25,644
In addition to the votes cast for, votes cast against and abstentions described above, there were 10,639,059 broker non-votes with respect to the 2017 Stock and Incentive Plan Amendment Proposal.
3.    The Auditor Ratification Proposal—stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2018. Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
2,153,243,034	133,475	94,127
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel & Secretary

Date: June 21, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan